Exhibit 99.2

M A C K - C A L I R E A L T Y C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports Fourth Quarter and Year End 2020 Results

Jersey City, New Jersey – February 25, 2021 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter and full year 2020.

FOURTH QUARTER 2020 HIGHLIGHTS

-	Net income (loss) of $0.67 per diluted share for the fourth quarter 2020, as compared to $(0.64) per diluted share for the fourth quarter 2019; and net income (loss) of $(0.70) per diluted share for the year ended December 31, 2020, as compared to $0.95 per diluted share for the same period in 2019;

-	Core Funds from Operations per diluted share of $0.16 for the fourth quarter 2020, as compared to $0.44 for the fourth quarter 2019;

-	Roseland's 4,890-unit multifamily stabilized portfolio (excluding assets in renovation) was 92.0% leased at December 31, 2020, as compared to 91.7% at September 30, 2020;

-	In the fourth quarter, Roseland’s physical same-store occupancy increased sequentially by 130 bps, a trend which has continued in January with an additional 40 bp gain;

-	Roseland's adjusted same-store portfolio (excluding assets in renovation), consisting of 2,878 units, experienced a reduction of 9.5% in revenues and 24.1% in NOI over same quarter 2019;

-	Roseland successfully completed the lease-up of The Emery, Overlook Ridge, achieving 93% occupancy;

-	Leased 122,574 sq. ft. of commercial space: 6,068 sq. ft. on the Waterfront, 116,506 sq. ft. in class A suburban and suburban;

-	Core office portfolio was 78.7% leased; with the Waterfront at 77.3%, class A suburban portfolio at 86.6%, and Suburban at 74.2% leased; and

-	Office same-store portfolio, consisting of 4.5 million sq. ft., experienced a reduction of 4.4% in Cash NOI and 14.0% in GAAP NOI in the fourth quarter 2020 over the fourth quarter 2019.

MaryAnne Gilmartin, Mack-Cali Board Chair and Interim Chief Executive Officer, stated, “The team remained focused on execution of its strategic initiatives while effectively navigating the challenges of the pandemic in 2020.  We made meaningful progress on our non-core asset sales and are well-positioned to execute on our stated strategy of exiting the Suburban Office Portfolio this year.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended December 31, 2020 was $65.6 million, or $0.67 per share, as compared to $(54.7) million, or $(0.64) per share, for the quarter ended December 31, 2019. For the year ended December 31, 2020, net income (loss) available to common shareholders equaled $(51.4) million, or $(0.70) per share, as compared to $111.9 million, or $0.95 per share, for the same period last year.

Funds from operations (FFO) for the quarter ended December 31, 2020 was $23.3 million, or $0.23 per share, as compared to $12.2 million, or $0.12 per share, for the quarter ended December 31, 2019. For the year ended December 31, 2020, FFO equaled $68.1 million, or $0.68 per share, as compared to $116.1 million, or $1.15 per share, for the same period last year.

For the fourth quarter 2020, Core FFO was $16.2 million, or $0.16 per share, as compared to $44.1 million, or $0.44 per share for the same period last year. For the year ended December 31, 2020, Core FFO equaled $107.3 million, or $1.07 per share, as compared to $163.1 million, or $1.62 per share, for the same period last year.

OPERATING HIGHLIGHTS

Office

The Company's consolidated Core office properties (including discontinued operations) were 78.7 percent leased at December 31, 2020, as compared to 78.2 percent leased at September 30, 2020 and 80.7 percent leased at December 31, 2019.

For the office portfolio, fourth quarter 2020 same-store GAAP revenues and same-store GAAP NOI were off 7.3 percent and 14.0 percent, respectively from the same period in 2019. Same store cash revenues and same-store cash NOI for the office portfolio for the fourth quarter declined by 1.1 percent and 4.4 percent, respectively from 2019. Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments.

For the quarter ended December 31, 2020, the Company executed ten leases at its commercial office portfolio, totaling 122,574 square feet. Of these totals, three leases for 8,413 square feet (6.9 percent) were for new leases and seven leases for 114,161 square feet (93.1 percent) were lease renewals and other tenant retention transactions.

Multifamily

Roseland's stabilized operating portfolio was 92 percent leased at December 31, 2020 (excluding assets in renovation). Roseland’s overall operating portfolio was 90.2 percent leased at December 31, 2020 as compared to 89.5 percent at September 30, 2020. Roseland's same-store portfolio, consisting of 3,813 units, experienced a decrease in NOI and revenue of 32.8 percent and 12.5 percent, respectively over fourth quarter 2019.  During the same period expenses rose by 24.2 percent. Excluding assets in renovation, adjusted same-store revenues decreased by 9.5 percent resulting in a same-store net operating income decrease of 24.1 percent for the fourth quarter 2020, as compared to fourth quarter 2019. For the year ended December 31, 2020, adjusted same-store revenues decreased 1.1 percent and NOI decreased 6.2 percent over the same period in 2019.

At quarter end, Roseland had 1,616 units under construction across four projects. This aggregate $900 million construction portfolio has a projected stabilized yield of approximately 6.15 percent.

TRANSACTION ACTIVITY

In the fourth quarter, the Company completed the sale of four office buildings and land across its Suburban portfolio including: 5 Vaughn Drive, a 98,500-square-foot office building in Princeton, NJ for a total of $7.5 million; 7 Campus Drive, a 154,395-square-foot office building in Parsippany, NJ, for approximately $12.75 million; 581 Main Street, a 200,000-square-foot office building in Woodbridge Township, NJ, for approximately $61 million; 500 College Road, a 158,235-square-foot office building in Princeton, NJ for $10.0 million; and 14 & 16 Skyline, a land site in Hawthorne, NY, for approximately $3.0 million.

During the fourth quarter, Roseland disposed of two operating assets (Riverwatch Commons and Crystal House) and development sites in Arlington, VA and Hillsborough, NJ at gross prices of $427.8 million (CLI share of proceeds of $82.9 million).

Subsequent to year-end, the Company completed the sale of 100 Overlook Center, a 149,600-square-foot office building in Princeton, NJ for $38.0 million.

The Company’s remaining suburban New Jersey office portfolios in Monmouth, Short Hills and MetroPark are all under contract and are expected to be sold by early second quarter 2021.

BALANCE SHEET/CAPITAL MARKETS

As of December 31, 2020, the Company had a debt-to-undepreciated assets ratio of 48.4 percent compared to 49.8 percent at September 30, 2020 and 48.0 percent at December 31, 2019. Net debt to adjusted EBITDA for the quarter ended December 31, 2020 was 15.8x compared to 9.7x for the quarter ended December 31, 2019. The Company's interest coverage ratio was 2.1x for the quarter ended December 31, 2020, compared to 3.0x for the quarter ended December 31, 2019.

DIVIDEND

On September 30, 2020, the Company announced that it was suspending its common dividends and distributions attributable to the third and fourth quarters 2020. As the Company’s management estimated that as of September 2020 it had satisfied its dividends obligations as a REIT on taxable income expected for 2020, the Company made the strategic decision to suspend its common dividends and distributions for the remainder of 2020 in an effort to provide greater financial flexibility during the pandemic and to retain incremental capital to support leasing initiatives at its Harborside commercial office properties on the Jersey City waterfront.

GUIDANCE

The Company is presenting initial Core FFO guidance of $0.12 - $0.15 per diluted share for first quarter 2021, as follows:

	First Quarter
	2021 Range
	Low		High
Net income (loss) available to common shareholders	$(0.44)	-	$(0.41)
Add (deduct):
Real estate-related depreciation and amortization		0.56
Core FFO	$0.12	-	$0.15

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for February 26, 2021 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/k6ujzvmx

The live conference call is also accessible by calling (323) 289-6576 and requesting the Mack-Cali earnings conference call or passcode 5369397.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-overview  beginning at 10:30 a.m. Eastern Time on February 26, 2021.

A replay of the call will also be accessible February 26, 2021 through March 5, 2021 by calling (719) 457-0820 and using the pass code, 5369397.

Copies of Mack-Cali’s 2020 Form 10-K and fourth quarter Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

2020 Form 10-K:

http://investors.mack-cali.com/sec-filings

Fourth Quarter 2020 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Mack-Cali Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout New Jersey. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for over two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

Additional information on Mack-Cali Realty Corporation and the commercial real estate properties and multifamily residential communities available for lease can be found on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Media Contact:
Jeremy Soffin
Mack-cali@berlinrosen.com
(646) 200-5318

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
REVENUES	2020	2019	2020	2019
Revenue from leases	$67,238	$72,749	$272,970	$302,409
Real estate services	2,766	3,090	11,390	13,873
Parking income	3,272	5,760	15,604	21,857
Hotel income	997	4,139	4,287	9,841
Other income	2,291	2,489	9,311	9,222
Total revenues	76,564	88,227	313,562	357,202

EXPENSES
Real estate taxes	12,881	10,389	45,825	44,817
Utilities	3,153	3,276	13,717	17,881
Operating services	17,134	17,120	68,313	70,409
Real estate services expenses	3,448	3,768	13,555	15,918
General and administrative	11,636	16,963	73,641	59,805
Depreciation and amortization	28,931	36,302	122,035	133,597
Property impairments	-	-	36,582	-
Land and other impairments	(6,584)	27,356	16,817	32,444
Total expenses	70,599	115,174	390,485	374,871

OTHER (EXPENSE) INCOME
Interest expense	(19,197)	(22,751)	(80,991)	(90,569)
Interest and other investment income (loss)	1	886	43	2,412
Equity in earnings (loss) of unconsolidated joint ventures	(3,551)	(437)	(3,832)	(1,319)
Gain on change of control of interests	-	-	-	13,790
Realized gains (losses) and unrealized losses on disposition of rental property, net	13,396	109,404	5,481	343,102
Gain (loss) on disposition of developable land	974	(44)	5,787	522
Gain on sale from unconsolidated joint ventures	35,184	-	35,184	903
Gain (loss) from extinguishment of debt, net	(272)	(153)	(272)	1,648
Total other income (expense)	26,535	86,905	(38,600)	270,489
Income (loss) from continuing operations	32,500	59,958	(115,523)	252,820
Discontinued operations:
Income from discontinued operations	10,697	2,119	70,724	24,366
Realized gains (losses) and unrealized losses on disposition of rental property and impairments, net	35,101	(117,485)	11,201	(133,350)
Total discontinued operations, net	45,798	(115,366)	81,925	(108,984)
Net income (loss)	78,298	(55,408)	(33,598)	143,836
Noncontrolling interests in consolidated joint ventures	795	1,404	2,695	3,904
Noncontrolling interest in Operating Partnership of income from continuing operations	(2,582)	(5,285)	13,279	(23,720)
Noncontrolling interests in Operating Partnership in discontinued operations	(4,409)	11,108	(7,880)	10,456
Redeemable noncontrolling interests	(6,470)	(6,471)	(25,883)	(22,615)
Net income (loss) available to common shareholders	$65,632	$(54,652)	$(51,387)	$111,861

Basic earnings per common share:
Income (loss) from continuing operations	$0.22	$0.51	$(1.51)	2.04
Discontinued operations	0.45	(1.15)	0.81	(1.09)
Net income (loss) available to common shareholders	$0.67	$(0.64)	$(0.70)	$0.95

Diluted earnings per common share:
Income (loss) from continuing operations	$0.22	$0.51	$(1.51)	$2.04
Discontinued operations	0.45	(1.15)	0.81	(1.09)
Net income (loss) available to common shareholders	$0.67	$(0.64)	$(0.70)	$0.95

Basic weighted average shares outstanding	90,677	90,611	90,648	90,557

Diluted weighted average shares outstanding	100,338	100,264	100,260	100,689

Mack-Cali Realty Corporation

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss) available to common shareholders	$65,632	$(54,652)	$(51,387)	$111,861
Add (deduct): Noncontrolling interests in Operating Partnership	2,582	5,285	(13,279)	23,720
Noncontrolling interests in discontinued operations	4,409	(11,108)	7,880	(10,456)
Real estate-related depreciation and amortization on continuing operations (a)	30,960	39,550	132,816	144,932
Real estate-related depreciation and amortization on discontinued operations	831	21,381	4,806	70,614
Property Impairments on continuing operations	-	-	36,582	-
Property Impairments on discontinued operations	-	-	-	11,696
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	2,562	3,661	2,562	3,661
Gain on change of control of interests	-	-	-	(13,790)
Gain on sale from unconsolidated joint ventures	(35,184)	-	(35,184)	(903)
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(13,396)	(109,404)	(5,481)	(343,102)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(35,101)	117,485	(11,201)	117,898
Funds from operations (b)	$23,295	$12,198	$68,114	$116,131

Add (Deduct):
(Gain) loss from extinguishment of debt, net	272	153	272	(1,648)
Land and other impairments	(6,584)	27,356	16,817	36,200
(Gain) on disposition of developable land	(974)	44	(5,787)	(522)
Dead deal costs	-	-	2,860	271
Severance/separation costs on management restructuring	191	-	11,929	1,839
Strategic direction costs	-	4,629	-	4,629
Management contract termination costs	-	-	-	1,021
Reporting systems conversion costs	-	998	363	998
Proxy fight costs	-	-	12,770	4,171
New payroll tax consulting costs	-	-	-	1,313
Noncontrolling interest share on consolidated joint ventures impairment charges	-	(1,263)	-	(1,263)
Core FFO	$16,200	$44,115	$107,338	$163,140

Diluted weighted average shares/units outstanding (c)	100,338	100,264	100,260	100,689

Funds from operations per share/unit-diluted	$0.23	$0.12	$0.68	$1.15

Core funds from operations per share/unit diluted	$0.16	$0.44	$1.07	$1.62

Dividends declared per common share	$-	$0.20	$0.40	$0.80

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$4,365	$6,012	$11,690	$12,418
Tenant improvements & leasing commissions (d)	$6,248	$9,354	$21,295	$29,330
Tenant improvements & leasing commissions on space vacant for more than a year	$2,479	$888	$13,132	$14,724
Straight-line rent adjustments (e)	$2,184	$4,084	$3,928	$14,616
Amortization of (above)/below market lease intangibles, net (f)	$1,048	$1,116	$3,709	$4,268
Amortization of stock compensation	$2,019	$2,192	$7,926	$8,481
Amortization of lease inducements	$(21)	$(15)	$55	$460
Non real estate depreciation and amortization	$342	$431	$1,610	$2,092
Amortization of deferred financing costs	$1,467	$1,147	$4,625	$4,625

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interests, of $2,371 and $3,677 for the three months ended December 31, 2020 and 2019, respectively, and $12,391 and $13,018 for the years ended December 31, 2020 and 2019, respectively. Excludes non-real estate-related depreciation and amortization of $342 and $431 for the three months ended December 31, 2020 and 2019, respectively, and $1,610 and $2,092 for the years ended December 31, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,412 and 9,530 shares for the three months ended December 31, 2020 and 2019, respectively, and 9,411 and 9,852 for the years ended December 31, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $4,972 and $5,329 for the three months ended December 31, 2020 and 2019, respectively, and $15,159 and $21,424 for the years ended December 31, 2020 and 2019, respectively. Also, includes the Company's share from unconsolidated joint ventures of $108 and $186 for the three months ended December 31, 2020 and 2019, respectively, and $177 and $127 for the years ended December 31, 2020 and 2019, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended December 31, 2020 and 2019, respectively, and $0 and $0 for the years ended December 31, 2020 and 2019, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net income (loss) available to common shareholders	$0.67	$(0.64)	$(0.70)	$0.95
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.31	0.39	1.32	1.44
Real estate-related depreciation and amortization on discontinued operations	0.01	0.21	0.05	0.70
Redemption value adjustment to redeemable noncontrolling interests	0.05	0.03	0.13	0.29
Property impairments on continuing operations	-	-	0.36	-
Property Impairments on discontinued operations	-	-	-	0.12
Impairment of unconsolidated joint venture investment (included in Equity in earnings)	0.03	0.04	0.03	0.04
Gain on change of control of interests	-	-	-	(0.14)
Gain on sale from unconsolidated joint ventures	(0.35)	-	(0.35)	(0.01)
Continuing operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.13)	(1.09)	(0.05)	(3.41)
Discontinued operations: Realized (gains) losses and unrealized losses on disposition of rental property, net	(0.35)	1.17	(0.11)	1.17
Noncontrolling interest/rounding adjustment	(0.01)	0.01	-	-
Funds from operations (b)	$0.23	$0.12	$0.68	$1.15

Add (Deduct):
(Gain) loss from extinguishment of debt, net	-	-	-	(0.02)
Land and other impairments	(0.07)	0.27	0.17	0.36
Dead deal costs	-	-	0.03	-
(Gain) on disposition of developable land	(0.01)	-	(0.06)	(0.01)
Strategic direction costs	-	0.05	-	0.05
Severance/separation costs on management restructuring	-	-	0.12	0.02
Management contract termination costs / reporting system conversion costs	-	0.01	-	0.02
Proxy fight costs	-	-	0.13	0.04
New payroll tax consulting costs	-	-	-	0.01
Noncontrolling interest share on consolidated joint ventures	-	(0.01)	-	(0.01)
Noncontrolling interest/rounding adjustment	0.01	-	-	0.01
Core FFO	$0.16	$0.44	$1.07	$1.62

Diluted weighted average shares/units outstanding (c)	100,338	100,264	100,260	100,689

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.03 and $0.04 for the three months ended December 31, 2020 and 2019, respectively, and $0.15 and $0.17 for the years ended December 31, 2020 and 2019, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,412 and 9,530 shares for the three months ended December 31, 2020 and 2019, respectively, and 9,411 and 9,852 for the years ended December 31, 2020 and 2019, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	December 31,	December 31,
Assets	2020	2019
Rental property
Land and leasehold interests	$639,636	$653,231
Buildings and improvements	3,743,831	3,361,435
Tenant improvements	171,623	163,299
Furniture, fixtures and equipment	83,553	78,716
	4,638,643	4,256,681
Less – accumulated depreciation and amortization	(656,331)	(558,617)
	3,982,312	3,698,064
Rental property held for sale, net	656,963	966,497
Net investment in rental property	4,639,275	4,664,561
Cash and cash equivalents	38,096	25,589
Restricted cash	14,207	15,577
Investments in unconsolidated joint ventures	162,382	209,091
Unbilled rents receivable, net	84,907	95,686
Deferred charges, goodwill and other assets, net	199,541	275,102
Accounts receivable	9,378	7,192

Total assets	$5,147,786	$5,292,798

Liabilities and Equity
Senior unsecured notes, net	$572,653	$571,484
Unsecured revolving credit facility and term loans	25,000	329,000
Mortgages, loans payable and other obligations, net	2,204,144	1,908,034
Dividends and distributions payable	1,493	22,265
Accounts payable, accrued expenses and other liabilities	194,717	209,510
Rents received in advance and security deposits	34,101	39,463
Accrued interest payable	10,001	10,185
Total liabilities	3,042,109	3,089,941
Commitments and contingencies

Redeemable noncontrolling interests	513,297	503,382

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
90,712,417 and 90,595,176 shares outstanding	907	906
Additional paid-in capital	2,528,187	2,535,440
Dividends in excess of net earnings	(1,130,277)	(1,042,629)
Accumulated other comprehensive income (loss)	-	(18)
Total Mack-Cali Realty Corporation stockholders’ equity	1,398,817	1,493,699

Noncontrolling interests in subsidiaries:
Operating Partnership	148,791	158,480
Consolidated joint ventures	44,772	47,296
Total noncontrolling interests in subsidiaries	193,563	205,776

Total equity	1,592,380	1,699,475

Total liabilities and equity	$5,147,786	$5,292,798